UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2015

TOKAI PHARMACEUTICALS, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-36620	20-1000967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Broadway, 14th floor

Cambridge, MA 02142

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (617) 225-4305

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 27, 2015, Tokai Pharmaceuticals, Inc. (the “Company”) entered into a Sublease (the “Sublease”) with Boston Private Wealth LLC, a Massachusetts limited liability company (the “Sublandlord”), for 15,981 square feet of office space in Boston, Massachusetts. The Sublease is subject and subordinate to a lease (the “Prime Lease”), dated October 5, 2010, with the prime landlord, 255 State Street, LLC, a Delaware corporation.

The term of the Sublease commences on April 1, 2015 and expires on December 31, 2016. However, if the term of the Prime Lease is terminated for any reason prior to the expiration or earlier termination of the Sublease, the Sublease will immediately terminate and the Company will have no recourse against the Sublandlord for such termination. Under the Sublease, the Company will be obligated to pay approximately $45,300 per month in lease payments through March 30, 2016 and, beginning on April 1, 2016, will be obligated to pay approximately $46,600 per month in lease payments through December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOKAI PHARMACEUTICALS, INC.

Date: March 5, 2015	By:	/s/ Lee H. Kalowski
Lee H. Kalowski
Chief Financial Officer